Exhibit 10.1

ELEVENTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS ELEVENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of April 30, 2012, by and between SILICON VALLEY BANK (“Bank”) and EDGEWAVE, INC., a Delaware corporation (“Borrower”) whose address is 15333 Avenue of Science, San Diego, CA 92128.

Recitals

A.     Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 11, 2007 as amended by that certain First Amendment to Loan and Security Agreement dated as of July 9, 2007, that certain Second Amendment to Loan and Security Agreement dated as of August 13, 2007, that certain Third Amendment to Loan and Security Agreement dated as of January 25, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of July 23, 2008, that certain Fifth Amendment to Loan and Security Agreement dated as of February 27, 2009, that certain Sixth Amendment to Loan and Security Agreement dated as of March 23, 2010, that certain Seventh Amendment to Loan and Security Agreement dated as of September 29, 2010, that certain Eighth Amendment to Loan and Security Agreement dated as of May 12, 2011, that certain Ninth Amendment to Loan and Security Agreement dated as of June 30, 2011 and that certain Tenth Amendment to Loan and Security Agreement dated as of September 2, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.     Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.     Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.     Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.     Amendments to Loan Agreement.

2.1     Section 2.1.2 (Letters of Credit Sublimit). Section 2.1.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.1.2     Letters of Credit.

     (a)     Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Two Hundred Fifty Thousand Dollars ($250,000).

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     (b)     If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to one hundred five percent (105%) of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

     (c)     The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

     (d)     Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

     (e)     To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.”

2.2     Section 2.1.3 (Foreign Exchange Sublimit). Section 2.1.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

 “2.1.3     Intentionally Omitted.”

2.3     Section 2.1.4 (Cash Management Services Sublimit). Section 2.1.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

 “2.1.4     Intentionally Omitted.”

2.4     Section 3.4 (Procedures for Borrowing). Section 3.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

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“3.4     Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance. Together with such notification, Borrower must promptly deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.”

2.5     Section 4.1 (Grant of Security Interest). The following new paragraphs hereby are added to the end of Section 4.1 of the Loan Agreement as follows:

“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to one hundred ten percent (110%) of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

2.6     Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

 “6.9     Modified Cumulative Net Income. Borrower shall maintain at all times, to be tested as of the last day of each month, on a consolidated basis with respect to Borrower and its Subsidiaries, a Modified Cumulative Net Income of at least, (i) on a cumulative, year to date basis for 2012, negative Three Million Dollars (-$3,000,000), (ii) on a trailing three (3) month basis from January 2013 through March 2013, an amount equal to at least eighty percent (80%) of Borrower’s projected Modified Cumulative Net Income for the applicable period, as set forth in Borrower’s annual financial projections delivered to Bank pursuant to Section 6.2(v)(B), and (iii) on a trailing three (3) month basis at all times thereafter, One Dollar ($1.00).”

2.7     Section 9.1 (Rights and Remedies). Section 9.1(d) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

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     “(d)     terminate any FX Contracts;”

2.8     Section 12.8 (Survival). Section 12.8 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“12.8     Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements, and the obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

2.9     Section 13 (Definitions). The following terms and their definitions set forth in Section 13.1 hereby are amended in their entirety and replaced with the following:

“Availability Amount” is, at the time of determination (a) the lesser of (i) the Revolving Line or (ii) or the Borrowing Base, minus (b) the aggregate outstanding principal amount of Term Loan A, Term Loan B and Term Loan C, minus (c) the outstanding principal balance of any Advances.

“Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Borrowing Base” means (i) eighty five percent (85%) of Eligible Accounts and (ii) the lesser of (a) sixty percent (60%) of Advanced Billing Accounts or (b) Seven Hundred Thousand Dollars ($700,000), as determined by Bank from (I) if no Event of Default has occurred an is continuing, Borrower’s Transaction Report submitted at the end of the most recently ended month or (II) if an Event of Default has occurred and is continuing, Borrower’s Transaction Report submitted at the end of the most recently ended week, provided, however, that Bank may, with notice to Borrower, decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Credit Extension” is any Advance, Term Loan A, Term Loan B, Term Loan C, each Letter of Credit, or any other extension of credit by Bank for Borrower’s benefit.

“Eleventh Amendment Effective Date” is April 30, 2012.

“Eligible Billings” means invoices sent to Borrower’s customers arising in the ordinary course of Borrower’s business from the sale of goods or the rendition of services; provided that such invoices (i) are consistent with past recognition policies of Borrower and (ii) are not owing from an Affiliate of Borrower or any Person with respect to which there exists a material dispute involving Borrower.

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“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Letter of Credit Application” is defined in Section 2.1.2(b).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(e).

“Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any Bank Services Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Modified Cumulative Net Income” means (a) Eligible Billings, less (b) (i) expenses related to costs of goods sold determined in accordance with GAAP and (ii) operating expenses, plus (c) (i) amortization of stock based compensation expense (ii) depreciation expense, (iii) estimated amounts of bad debt and (iv) other non-cash accounting charges, including charges incurred in connection with the impairment of goodwill and/or long lived assets.

2.10     Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13 hereby are deleted in their entireties:

     “Cash Management Services”, “Cash Management Sublimit”, “FX Business Day”, “FX Reserve”, “FX Forward Contract”, “Letter of Credit Sublimit”, “Liquidity”, “Liquidity Amount” “Liquidity Period” and “Minimum Liquidity Amount”

2.11     Exhibit C to the Agreement hereby is replaced with Exhibit C attached hereto.

3.     Limitation of Amendments.

3.1     The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, hereby are ratified and confirmed and shall remain in full force and effect.

4.     Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1     The representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and no Event of Default has occurred and is continuing;

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4.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3     The organizational documents of Borrower delivered to Bank in connection with the execution hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.     Effectiveness. This Amendment shall be effective as of the date first written above upon (a) the due execution and delivery to Bank of this Amendment by each party hereto (b) the due execution and delivery to Bank of updated Borrowing Resolutions for Borrower, (c) the payment by Borrower of a variance fee in the amount of Five Thousand Dollars ($5,000) and (d) the payment by Borrower of all Bank Expenses incurred through the date of this Amendment.

7.     Reference to and Effect on the Loan Agreement and the Other Documents. (i) On and after the Eleventh Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment; and (ii) except as specifically amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Derek R. Brunelle Name: Derek R. Brunelle Title: Dept. Team Leader	BORROWER EDGEWAVE, INC. By: /s/ Thalia Gietzen Name: Thalia Gietzen Title: VP of Finance

[Signature Page to Eleventh Amendment to Loan and Security Agreement]

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: ____________
FROM: EDGEWAVE, INC.

The undersigned authorized officer of EDGEWAVE, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except as otherwise permitted in the Agreement. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual Projections	FYE within 45 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue Report	Monthly within 15 days	Yes No
Transaction Report	(A) the more frequent of weekly or with each Advance request when there are Advances outstanding or (B) if there are no Advances outstanding, within fifteen (15) days after the end of each month	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Modified Cumulative Net Income (Loss)	$_______*	$_______	Yes No

* a Modified Cumulative Net Income of at least, (i) on a cumulative, year to date basis for 2012, negative Three Million Dollars (-$3,000,000), (ii) on a trailing three (3) month basis from January 1, 2013 through March 31, 2013, an amount equal to at least eighty percent (80%) of Borrower’s projected Modified Cumulative Net Income for the applicable period, as set forth in Borrower’s annual financial projections delivered to Bank pursuant to Section 6.2(v)(B), and (iii) on a trailing three (3) month basis at all times thereafter, One Dollar ($1.00)

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

EDGEWAVE, INC. By: __________________________ Name: _______________________ Title: ________________________

BANK USE ONLY

Received by: _____________________

authorized signer

Date:   _________________________

Verified:   ________________________

authorized signer

Date:   _________________________

Compliance Status:   Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:     ____________________

Modified Cumulative Net Income (Section 6.9)

Required:     A Modified Cumulative Net Income of at least, (i) on a on a cumulative, year to date basis for 2012, negative Three Million Dollars (-$3,000,000), (ii) on a trailing three (3) month basis from January 1, 2013 through March 31, 2013, an amount equal to at least eighty percent (80%) of Borrower’s projected Modified Cumulative Net Income for the applicable period, as set forth in Borrower’s annual financial projections delivered to Bank pursuant to Section 6.2(v)(B), and (iii) on a trailing three (3) month basis at all times thereafter, One Dollar ($1.00)

Actual:

A.	Aggregate value of invoices sent to Borrower’s customers in the ordinary course of Borrower’s business that are consistent with Borrower’s past recognition policies	$______

B.	Aggregate value of invoices owing from an Affiliate of Borrower or any Person with respect to which there exists a material dispute involving Borrower	$______

C.	Total Eligible Billings (Line A minus Line B)	$______
D.	Aggregate value of expenses related to costs of goods sold in accordance with GAAP	$______

E.	Aggregate value of operating expenses

F.	Aggregate value of amortization of stock based compensation and depreciation expenses	$______

G.	Estimated amounts of bad debt	$______

H.	Aggregate value of other non-cash accounting charges, including charges incurred in connection with the impairment of goodwill and/or long lived assets	$______

I.	Modified Cumulative Net Income (line C less line D less line E plus line F plus line G plus line H)	$______

Is line I equal to or greater than the dollar amount required above?

_____ No, not in compliance	_____ Yes, in compliance